UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2011

Avatar Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Alhambra Circle, Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

(305) 442-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information required by Item 1.01 is incorporated by reference from Item 5.02 of this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Principal Financial Officer and Principal Accounting Officer

Effective August 15, 2011, Avatar Holdings Inc. ("Avatar") appointed Tina Johnston as Vice President, Principal Financial Officer and Principal Accounting Officer of Avatar. The appointment follows the decision by Michael Rama to resign as Controller, Principal Financial Officer and Principal Accounting Officer of Avatar on and effective August 12, 2011.

In connection with Ms. Johnston's appointment, Ms. Johnston entered into an employment agreement with Avatar and Avatar Properties Inc., a subsidiary of Avatar ("Avatar Properties"), dated as of August 15, 2011 (the "Employment Agreement").  Pursuant to the Employment Agreement, Ms. Johnston's employment is "at will," meaning that either Ms. Johnston or Avatar Properties may terminate her employment at any time and for any reason, with or without cause or notice.

Pursuant to the Employment Agreement, Ms. Johnston will receive an annual base salary of $175,000 and will be entitled to participate in all employee benefit plans and arrangements for executive officers.  Ms. Johnston will also be eligible to receive a bonus, which shall be targeted at 50% of her annual base salary (the “Target Bonus”).  The amount of Ms. Johnston’s bonus will depend upon the level of Performance Targets (as defined below) that are achieved by Avatar Properties.  “Performance Targets” means the objective performance goals (which determine 75% of the bonus) and subjective performance goals (which determine 25% of the bonus) that are established by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Avatar (the “Board”), and are approved by the Board, on or before the end of the first quarter of the calendar year to which such Performance Targets relate (and, with respect to calendar year 2011, that are established by the Compensation Committee and approved by the Board within 30 days following August 15, 2011).  With respect to the determination of the bonus under the Employment Agreement: (i) if 100% of the Performance Targets are achieved in a given year, Ms. Johnston will be paid a bonus equal to the Target Bonus; (ii) if Avatar Properties’ achievement of the objective performance goals for the applicable year is less than 100% of the objective portion of the Performance Targets, the portion of the bonus determined by reference to such objective performance goals shall be adjusted downward by mathematical interpolation (however, the Compensation Committee may determine a minimum level of objective performance goals below which no portion of the bonus attributable to objective performance goals will be paid); and (iii) the portion of the bonus determined by reference to the subjective performance goals shall be determined by the Compensation Committee and approved by the Board in its sole discretion (and in any given year, the percentage of the Performance Targets that are achieved, and accordingly the percentage of the Target Bonus that is paid to Ms. Johnston, is referred to as the “Performance Targets Percentage”).  Ms. Johnston will be paid a bonus only if she is employed on the date the bonus is paid in accordance with the Employment Agreement.  For calendar year 2011, Ms. Johnston's bonus shall be prorated to reflect the portion of the calendar year that she was employed.

Pursuant to the Employment Agreement and a Stock Award Agreement, dated August 15, 2011, between Ms. Johnston and Avatar, Ms. Johnston was granted 25,000 restricted shares of Avatar common stock under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the "Plan") on August 15, 2011.  The vesting schedule of the restricted shares is as follows:  (i) On December 31, 2012, and on December 31 of each of the three years thereafter, a number of restricted shares shall vest, and all restrictions on such vested shares shall lapse, such number to be equal to (A) 1,250, multiplied by (B) the Performance Targets Percentage for the applicable year; (ii) 5,000 restricted shares will vest on the December 31 of the year in which the price per share of Common Stock equals or exceeds $20 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012);  (iii) 7,500 restricted shares will vest on the December 31 of the year in which the price per share of Common Stock equals or exceeds $24 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and (iv) 7,500 restricted shares will vest on the December 31 of the year in which Avatar first becomes profitable after August 15, 2011 (but only if such event occurs prior to the end of fiscal year 2015).  If a change in control, as defined in the Plan, occurs during Ms. Johnston's employment, the restricted shares granted pursuant to the Employment Agreement will fully vest as of the date of the change in control.  If Ms. Johnston's employment is terminated by Ms. Johnston for any reason or by Avatar or Avatar Properties for Cause (as described below), then the restricted shares granted under the Employment Agreement will lapse and immediately terminate in full, and Ms. Johnston will have no right to any shares of the common stock subject to the restricted share grant.  For purposes of the Employment Agreement, "Cause" means   Ms. Johnston’s (A) failure to perform her material duties for Avatar or Avatar Properties, which failure remains uncured for 30 days after she receives written notice from Avatar or Avatar Properties demanding cure; (B) willful misconduct or gross neglect in the performance of her duties, or willful failure to abide by good faith business-related instructions of the Board; (C) breach of any material provision of the Employment Agreement, which breach remains uncured for 30 days after she receives written notice from Avatar or Avatar Properties demanding cure; (D) conviction of, or entering a plea of guilty or nolo contendere to, a felony or any misdemeanor or other crime involving fraud, embezzlement, theft, dishonesty or moral turpitude; (E) commission of fraud or embezzlement against Avatar or Avatar Properties; or (F) engaging in conduct which is materially injurious to the business or reputation of Avatar or Avatar Properties, including but not limited to any violation of Avatar’s or Avatar Properties’ material policies generally applicable to all executive officers (including but not limited to the Code of Conduct, Code of Ethics, policies relating to compliance with applicable securities laws, policies relating to conduct in the workplace (e.g., sexual harassment, etc.)).

Pursuant to the Employment Agreement, Ms. Johnston is required to hold a number of vested shares of common stock of Avatar having a fair market value equal to or greater than three times her base salary.  This requirement will begin at such time as a sufficient number of restricted shares granted under the Employment Agreement have vested such that she owns, together with any shares of common stock she purchases, shares of common stock having a fair market value equal to or greater than three times her base salary.

The Employment Agreement also includes standard provisions relating to non-competition, confidentiality, nondisparagement and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Biographical Information and Related Party Transactions

Tina Johnston, 44, has over 19 years of financial management experience in real estate. Ms. Johnston has provided financial consulting services to Phoenix area property owners, homebuilders and land developers since 1992. From 2005 to 2011, Ms. Johnston was an independent consultant focusing on financial modeling, strategic planning of land acquisitions and dispositions, budgeting and forecasting and monthly financial reporting.  Ms. Johnston also served as Vice President of Finance for Richmond American Homes (MDCH) from 2004-2005, providing strategic leadership and analytical support to the Phoenix Division of this public homebuilder. Before 2004, Ms. Johnston worked for Del Webb Corporation and Pulte Homes (who acquired Del Webb in 2001) for a total of nine years.  With Del Webb Corporation, Ms. Johnston held various positions, beginning as a corporate Staff Accountant in 1992, and finishing out her career with Del Webb as the Director of Corporate Accounting.  After Pulte Homes’ acquisition of Del Webb, Ms. Johnston was named Director of Finance for the Del Webb Group, with primary responsibilities that included purchase accounting and other merger related activities as it related to the Del Webb acquisition,  consolidation of the Group’s actual and forecasted results, and financial strategic planning for the Del Webb real estate developments.  Ms. Johnston has significant experience in the performance of financial reporting, budgeting and forecasting, feasibility studies, financial modeling, process analysis and improvement, and accounting management and controls. Her industry experience includes real estate development, homebuilding, financial institutions and real estate brokerage.  Ms. Johnston graduated from Arizona State University with a B.S. in Accounting. She is a Certified Public Accountant in the State of Arizona.

There are no related party transactions between Avatar and Ms. Johnston reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2011	Avatar Holdings Inc.

/s/ Allen J. Anderson
	Name:	Allen J. Anderson,
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)